Exhibit 10.12

VIACOM INC.

2006 LONG-TERM MANAGEMENT INCENTIVE PLAN

(Amended and Restated on April 12, 2007, and as further

Amended and Restated on December 2, 2008)

ARTICLE I

GENERAL

Section 1.1        Purpose.

      The purpose of the Viacom Inc. 2006 Long-Term Management Incentive Plan (the “Plan”) is to benefit and advance the interests of Viacom Inc., a Delaware corporation (the “Company”), and its Subsidiaries (as defined below) by rewarding certain employees of the Company and its Subsidiaries for their contributions to the financial success of the Company and its Subsidiaries and thereby motivate them to continue to make such contributions in the future.

Section 1.2        Definitions.

      As used in the Plan, the following terms shall have the following meanings:

 (a)        “Administrator” shall mean the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 1.3(c).

 (b)        “Agreement” shall mean the written agreement or certificate or other documentation governing an Award under the Plan, which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference.

 (c)        “Appreciation Value” shall mean the excess, if any, of the Value of a Phantom Share on the applicable Valuation Date or date of termination of employment or of the Participant’s death, Retirement or Permanent Disability (as described in Section 5.5(a) hereof), as the case may be, over the Initial Value of such Phantom Share.

 (d)        “Awards” shall mean any Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, unrestricted shares of Class B Common Stock, Phantom Shares, Dividend Equivalents, Performance Awards or Other Awards or a combination of any of the above.

 (e)        “Board” shall mean the Board of Directors of the Company.

 (f)        “Cause” shall (i) have the meaning provided in a Company or a Subsidiary employment agreement that is in effect and applicable to the Participant, or (ii) mean, if there is no such employment agreement or if such employment agreement contains no such term, unless the Committee determines otherwise, (A) conduct constituting embezzlement, misappropriation or fraud, whether or not related to the Participant’s employment with the Company or a Subsidiary; (B) conduct constituting a felony, whether or not related to the Participant’s employment with the Company or a Subsidiary; (C) conduct constituting a financial crime, material act of dishonesty or material unethical business conduct, involving the Company or a Subsidiary; (D) willful unauthorized disclosure or use of Company or Subsidiary confidential information; (E) the failure to obey a material lawful directive that is appropriate to the Participant’s position from a superior in his or her reporting line or the Board; (F) the failure or refusal to substantially perform the Participant’s material employment obligations (other than any such failure or refusal resulting from the Participant’s disability); (G) the willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, whether or not related to employment with the Company or a Subsidiary, after being instructed by the Company or a Subsidiary to cooperate; (H) the willful destruction of or failure to preserve documents or other material known to be relevant to any investigation referred to in subparagraph (G) above; or (I) the willful inducement of others to engage in the conduct described in subparagraphs (A) – (H).

(g)        “Class B Common Stock” shall mean shares of Class B Common Stock, par value $0.001 per share, of the Company.

(h)        “Code” shall mean the Internal Revenue Code of 1986, as amended, including any successor law thereto, and the rules, regulations and guidance promulgated thereunder.

(i)         “Committee” shall mean the Compensation Committee of the Board (or such other Committee(s) as may be appointed or designated by the Board) to administer the Plan in accordance with Section 1.3 of the Plan.

(j)         “Date of Grant” shall mean the effective date of the grant of an Award as set forth in the applicable Agreement.

(k)        “Dividend Equivalent” shall mean a right to receive a payment based upon the value of the regular cash dividend paid on a specified number of shares of Class B Common Stock as set forth in Section 8.1 hereof. Payments in respect of Dividend Equivalents may be in cash, or, in the discretion of the Committee, in shares of Class B Common Stock or other securities of the Company designated by the Committee or in a combination of cash, shares of Class B Common Stock or such other securities.

(l)         “Earnings Per Share” shall have the meaning provided by GAAP.

(m)       “Effective Date” shall have the meaning set forth in Article XIII.

(n)        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, including any successor law thereto.

(o)        “Fair Market Value” of a share of Class B Common Stock on a given date shall be, unless otherwise determined by the Committee, the 4:00 p.m. (New York time) closing price on such date on the New York Stock Exchange or other principal stock exchange on which the Class B Common Stock is then listed.

(p)        “Free Cash Flow” shall mean the Company’s Operating Income before depreciation and amortization, less cash interest, taxes paid, working capital requirements and capital expenditures.

(q)        “GAAP” shall mean generally accepted accounting principles in the United States.

(r)        “Initial Value” shall mean the value of a Phantom Share as specified by the Committee as of the Date of Grant or the Value of a Phantom Share calculated as of the Date of Grant or such earlier date as the Committee may determine.

(s)        “Net Earnings” shall have the meaning provided in GAAP.

(t)        “Net Earnings from Continuing Operations” shall have the meaning provided in GAAP.

(u)       “Net Revenue” shall have the meaning provided by GAAP.

(v)       “OIBDA” shall mean the Company’s Operating Income before depreciation and amortization.

(w)      “OIBDA Without Inter-Company Eliminations” shall mean the Company’s Operating Income before depreciation, amortization and inter-company eliminations.

(x)        “Operating Income” shall have the meaning provided by GAAP.

(y)        “Operating Revenue” shall have the meaning provided by GAAP.

(z)        “Other Awards” shall mean any form of award authorized under Section 7.2 of the Plan, other than a Stock Option, Stock Appreciation Right, Restricted Share, Restricted Share Unit, unrestricted share of Class B Common Stock, Phantom Share, Performance Award or Dividend Equivalent.

(aa)       “Outstanding Phantom Share” shall mean a Phantom Share granted to a Participant for which the Valuation Date has not yet occurred.

(bb)       “Outstanding Stock Option” shall mean a Stock Option granted to a Participant which has not yet been exercised and which has not yet expired or been terminated in accordance with its terms.

(cc)       “Participant” shall mean any employee who has met the eligibility requirements set forth in Section 1.4 and to whom an Award has been made under the Plan.

(dd)       “Performance Award” shall mean any award of Performance Shares or Performance Share Units pursuant to Article VI hereof.

(ee)       “Performance Goals” shall have the meaning set forth in Section 6.2 hereof.

(ff)        “Performance Period” shall mean a period of time over which performance is measured as determined by the Committee in its sole discretion.

(gg)       “Performance Share” shall mean an award granted pursuant to Article VI hereof of a share of Class B Common Stock subject to the terms and conditions set forth in the applicable Agreement.

(hh)       “Performance Share Units” shall mean an award granted pursuant to Article VI hereof, payable, unless otherwise determined by the Committee, in shares of Class B Common Stock, subject to the terms and conditions set forth in the Plan and in the applicable Agreement.

(ii)         “Permanent Disability” shall have the same meaning as such term or a similar term has in the long-term disability policy maintained by the Company or a Subsidiary thereof for the Participant and that is in effect on the date of the onset of the Participant’s Permanent Disability, unless the Committee determines otherwise, in its discretion; provided, however, with respect to grants of Incentive Stock Options, permanent disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code.

(jj)         “Phantom Share” shall mean a contractual right granted to a Participant pursuant to Article V to receive an amount equal to the Appreciation Value at such time, subject to the terms and conditions set forth in the Plan and the applicable Agreement.

(kk)       “Restricted Share” shall mean a share of Class B Common Stock granted to a Participant pursuant to Article III, which is subject to the restrictions set forth in Section 3.3 hereof and to such other terms, conditions and restrictions as are set forth in the Plan and the applicable Agreement.

(ll)         “Restricted Share Unit” shall mean a contractual right granted to a Participant pursuant to Article IV to receive, in the discretion of the Committee, shares of Class B Common Stock, a cash payment equal to the Fair Market Value of Class B Common Stock, or other securities of the Company designated by the Committee or a combination of cash, shares of Class B Common Stock or such other securities, subject to the terms and conditions set forth in the Plan and in the applicable Agreement.

(mm)     “Retirement” shall mean the resignation or termination of employment after attainment of an age and years of service required for payment of an immediate pension pursuant to the terms of any qualified defined benefit retirement plan maintained by the Company or a Subsidiary in which the Participant participates; provided, however, that no resignation or termination prior to a Participant’s 60th birthday shall be deemed a retirement unless the Committee so determines in its sole discretion; and provided further that the resignation or termination of employment other than a termination of employment for Cause after attainment of age 60 shall be deemed a retirement if the Participant does not participate in a qualified defined benefit retirement plan maintained by the Company or any of its Subsidiaries.

(nn)        “Revenue” shall have the meaning provided by GAAP.

(oo)        “Section 162(m)” shall mean Section 162(m) of the Code.

(pp)        “Section 162(m) Exception” shall mean the exception under Section 162(m) for “qualified performance-based compensation.”

(qq)        “Section 162(m) Performance Goals” shall have the meaning set forth in Section 6.2 hereof.

(rr)         “Section 409A” shall mean Section 409A of the Code.

(ss)        “Separation” shall mean the series of transactions by which the Company was separated from the former Viacom Inc. (renamed CBS Corporation), which prior to such transactions had been the parent corporation of the Company.

(tt)         “Separation Date” shall mean the closing date of the transactions by which the Separation was effected.

(uu)        “Stock Appreciation Right” shall mean a contractual right granted to a Participant pursuant to Article II to receive an amount determined in accordance with Section 2.6 of the Plan, subject to such other terms and conditions as are set forth in the Plan and the applicable Agreement.

(vv)        “Stock Option” shall mean a contractual right granted to a Participant pursuant to Article II to purchase shares of Class B Common Stock at such time and price, and subject to such other terms and conditions as are set forth in the Plan and the applicable Agreement. Stock Options may be “Incentive Stock Options” within the meaning of Section 422 of the Code or “Non-Qualified Stock Options” which do not meet the requirements of such Code section.

(ww)     “Subsidiary” shall mean a corporation (or a partnership or other enterprise) in which the Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

(xx)      “Substitute Awards” shall mean Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity all or a portion of the assets or equity of which is acquired by the Company, with which the Company merges or otherwise combines or from which the Company is spun-off or otherwise separated.

(yy)      “Valuation Date” shall mean the date on which the Appreciation Value of a Phantom Share shall be measured and fixed in accordance with Section 5.2(a) hereof.

(zz)      The “Value” of a Phantom Share shall be determined by reference to the “average Fair Market Value” of a share of Class B Common Stock. The “average Fair Market Value” on a given date of a share of Class B Common Stock shall be determined over the 30-day period ending on such date or such other period as the Committee may decide shall be applicable to a grant of Phantom Shares, determined by dividing (i) by (ii), where (i) shall equal the sum of the Fair Market Values on each day that the Class B Common Stock was traded and a closing price was reported during such period, and (ii) shall equal the number of days, as determined by the Committee for the purposes of determining the average Fair Market

Value for such Phantom Shares, on which the Class B Common Stock was traded and a closing price was reported during such period.

Section 1.3        Administration of the Plan.

      (a)       Board or Committee to Administer. The Plan shall be administered by the Committee, which shall consist of at least two members of the Board. If any member of the Committee does not meet the qualification requirements of the Section 162(m) Exception, then, with respect to any Award that is intended to satisfy the requirements of the Section 162(m) Exception, the Committee shall act through a subcommittee consisting of at least such number of directors as is required from time to time to satisfy the Section 162(m) Exception, and each such subcommittee member shall satisfy the qualification requirements of such exception. If any member of the Committee (or subcommittee, as applicable) is found not to have met the qualification requirements of the Section 162(m) Exception, any actions taken or Awards granted by the Committee (or subcommittee, as applicable) shall not be invalidated by such failure to so qualify.

      (b)       Powers of the Committee.

(i)        The Committee shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined by the Committee. The determination of the Committee shall be final and binding as to all matters relating to the Plan.

(ii)        The Committee shall have authority to select Participants from among the class of eligible persons specified in Section 1.4 below, to determine the type of Award to be granted, to determine the number of shares of Class B Common Stock subject to an Award or the cash amount payable in connection with an Award, and to determine the terms and conditions of each Award in accordance with the terms of the Plan. Except as provided in Section 6.4, the Committee shall also have the authority to amend the terms of any outstanding Award or waive any conditions or restrictions applicable to any Award; provided, however, that no amendment shall materially impair the rights of the holder thereof without the holder’s consent except that the Committee shall have the right at any time, without a holder’s consent and whether or not the rights of the holder in an Award are materially adversely affected thereby, to amend or modify the Plan or any Award under the Plan in any manner that the Committee considers necessary or advisable to comply with any law, regulation, ruling, judicial decision, accounting standards, regulatory guidance or other legal requirement. With respect to any restrictions in the Plan or in any Agreement that are based on the requirements of Section 409A or Section 422 of the Code, the Section 162(m) Exception, the rules of any exchange upon which the Company’s securities are listed, or any other applicable law, rule or restriction to the extent that any such restrictions are no longer required, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such restrictions and/or to waive any such restrictions with respect to outstanding Awards.

      (c)       Delegation by the Committee. The Committee may, but need not, from time to time delegate some or all of its authority under the Plan to an Administrator consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority (i) to make Awards to employees (A) who are subject on the date of the Award to the reporting rules under Section 16(a) of the Exchange Act, (B) whose compensation for such fiscal year may be subject to the limit on deductible compensation pursuant to Section 162(m) or (C) who are officers of the Company who are delegated authority by the Committee hereunder, or (ii) under Article XI of the Plan. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times, the Administrator appointed under this Section 1.3(c) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by the Administrator in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.

      (d)       Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Agreements, as to the persons receiving Awards under the Plan, and the terms and provisions of Awards under the Plan.

      (e)       No Liability. Subject to applicable law: (i) no member of the Committee nor any Administrator shall be liable to any Participant or any other person for anything whatsoever in connection with the administration of the Plan except such person’s own willful misconduct; (ii) under no circumstances shall any member of the Committee or any Administrator be liable for any act or omission of any other member of the Committee or any other Administrator; and (iii) in the performance of its functions with respect to the Plan, the Committee and any Administrator shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Committee or such Administrator deems necessary, and no member of the Committee or such Administrator shall be liable for any action taken or not taken in good faith reliance upon any such advice.

Section 1.4        Eligible Persons.

      Awards may be granted to any employee of the Company or any of its Subsidiaries. An individual’s status as an Administrator will not affect his or her eligibility to receive Awards under the Plan.

Section 1.5        Class B Common Stock Subject to the Plan.

      (a)       Plan Limit. The shares of Class B Common Stock subject to Awards under the Plan shall be made available from authorized but unissued Class B Common Stock, from Class B Common Stock issued and held in the treasury of the Company or, subject to such conditions as the Committee may determine, from shares beneficially owned by one or more stockholders of the Company. Subject to adjustment under Article IX hereof, the total number of shares of Class B Common Stock that may be delivered under the Plan (the “Section 1.5 Limit”) shall not exceed 50 million.

      (b)       Plan Sub-Limits. Subject to adjustment under Article IX hereof, the maximum aggregate number of shares of Class B Common Stock that may be delivered in conjunction with awards of Restricted Shares, Restricted Share Units, unrestricted shares of Class B Common Stock, Performance Shares, Dividend Equivalents, Performance Share Units and Other Awards is 25 million, provided that, subject to adjustment under Article IX hereof, no more than 50,000 shares may be issued as unrestricted Class B Common Stock. Subject to adjustment under Article IX hereof, the maximum aggregate number of shares of Class B Common Stock that may be delivered in conjunction with awards of Incentive Stock Options is 5 million.

      (c)       Rules Applicable to Determining Shares Available for Issuance. For purposes of determining the number of shares of Class B Common Stock that remain available for delivery under the Plan, the following rules apply:

(i)        In connection with the granting of an Award (other than an Award denominated in dollars), the number of shares of Class B Common Stock in respect of which the Award is granted or denominated shall be counted against the Section 1.5 Limit (and, if applicable, the limits set forth in Section 1.5(b)).

(ii)        To the extent permitted by law or the rules and regulations of any stock exchange on which the Class B Common Stock is listed, the number of shares of Class B Common Stock that shall be added back to the Section 1.5 Limit (and, if applicable, the limits set forth in Section 1.5(b)) and shall again be available for Awards, shall be the corresponding number of shares of Class B Common Stock that are (A) tendered in payment of the exercise price of an Award or to satisfy a Participant’s tax or other withholding obligations with respect to an Award; (B) subject to an Award or any portion of an Award which for any reason expires or is cancelled, forfeited, or terminated without having been exercised or paid;

(C) withheld from any Award to satisfy a Participant’s tax or other withholding obligations or to pay the exercise price of an Award; and (D) subject to an Award or any portion of an Award that is settled in consideration other than shares of Class B Common Stock (including cash). Anything to the contrary in this Section 1.5(c) notwithstanding, if an Award is settled in whole or in part by delivery of fewer than the full number of shares of Class B Common Stock that was counted against the Section 1.5 Limit (and, if applicable, the limits set forth in Section 1.5(b)) pursuant to clause (i) (as such number may have been adjusted from time to time), the excess, if any, of the number of shares of Class B Common Stock so counted over the number of shares of Class B Common Stock delivered to the Participant upon exercise or settlement shall no longer be counted against the Section 1.5 Limit (and, if applicable, the limits set forth in Section 1.5(b)) and shall again be available for Awards.

(iii)        Any shares of Class B Common Stock underlying Substitute Awards shall not be counted against the Section 1.5 Limit (and, if applicable, the limits set forth in Section 1.5(b)).

Section 1.6        Section 162(m) Limits on Awards to Participants.

      (a)       Limits on Certain Stock Options, Stock Appreciation Rights and Phantom Shares. The maximum aggregate number of shares of Class B Common Stock that may be granted to any Participant during the five-year period starting on the Effective Date of the Plan with respect to Stock Options, Stock Appreciation Rights or Phantom Shares is 7.5 million (regardless of whether Stock Appreciation Rights and Phantom Shares are settled in cash, Class B Common Stock, other Company securities or a combination thereof), subject to adjustment pursuant to Article IX hereof.

      (b)       Limits on other Awards. The maximum amount of Awards (other than those Awards set forth in Section 1.6(a)) intended to qualify for the Section 162(m) Exception that may be awarded to any Participant in respect of any Performance Period is $50 million (with respect to Awards denominated in cash) and 1,000,000 shares of Class B Common Stock (with respect to Awards denominated in shares of Class B Common Stock), subject to adjustment pursuant to Article IX hereof. Notwithstanding the preceding sentence, if in respect of any Performance Period, the Committee grants to a Participant Awards having an aggregate dollar value and/or number of shares less than the maximum dollar value and/or number of shares that could be paid or awarded to such Participant based on the degree to which the relevant Performance Goals were attained, the excess of such maximum dollar value and/or number of shares over the aggregate dollar value and/or number of shares actually subject to Awards granted to such Participant shall be carried forward and shall increase the maximum dollar value and/or number of shares that may be awarded to such Participant in respect of the next Performance Period in respect of which the Committee grants to such Participant an Award intended to qualify for the Section 162(m) Exception, subject to adjustment pursuant to Article IX hereof.

Section 1.7        Agreements.

      The Committee shall determine and set forth in an Agreement the terms and conditions of each Award (other than an Award of unrestricted Class B Common Stock). Each Agreement (i) shall state the Date of Grant and the name of the Participant, (ii) shall specify such other terms of the Award as appropriate for inclusion in the Agreement, (iii) shall incorporate the Plan by reference and (iv) shall be delivered or otherwise made available to the Participant. The Agreement shall contain such other terms not inconsistent with the Plan as the Committee may deem advisable. The Committee shall have the authority to adjust the terms of the Agreements relating to an Award in a jurisdiction outside of the United States (i) to comply with the laws of such jurisdiction or (ii) to obtain more favorable tax treatment for the Company and/or any Subsidiary, as applicable, and/or for the Participants in such jurisdiction. Such authority shall be notwithstanding the fact that the requirements of the local jurisdiction may be more restrictive than the terms set forth in the Plan.

ARTICLE II

PROVISIONS APPLICABLE TO STOCK OPTIONS

Section 2.1        Grants of Stock Options.

      The Committee may from time to time grant to eligible employees Stock Options on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine. Each Agreement covering a grant of Stock Options shall specify the number of Stock Options granted, the Date of Grant, the exercise price of such Stock Options, whether such Stock Options are Incentive Stock Options or Non-Qualified Stock Options, the period during which such Stock Options may be exercised, any vesting schedule, any Performance Goals and any other terms that the Committee deems appropriate.

Section 2.2        Exercise Price.

      The Committee shall establish the per share exercise price of a Stock Option on the Date of Grant in such amount as the Committee shall determine; provided that such exercise price shall not be less than 100% of the Fair Market Value of a share of Class B Common Stock on the Date of Grant. Notwithstanding the foregoing, the per share exercise price of a Stock Option that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Class B Common Stock on the Date of Grant, provided that the excess of the aggregate intrinsic value of the Substitute Award, determined immediately after the transaction giving rise to the substitution or assumption of the predecessor award, does not exceed the aggregate intrinsic value of such predecessor award, determined immediately before such transaction, and such substitution complies with applicable laws and regulations, including the listing requirements of the New York Stock Exchange or other principal stock exchange on which the Class B Common Stock is then listed and Section 409A or Section 424 of the Code, as applicable.

The exercise price of any Stock Option will be subject to adjustment in accordance with the provisions of Article IX of the Plan. Any adjustments made pursuant to this Section 2.2 shall be made in a manner consistent with the requirements of Section 409A.

Section 2.3        Exercise of Stock Options.

      (a)       Exercisability. Stock Options shall be exercisable only to the extent the Participant is vested therein, subject to any restrictions that the Committee shall determine. The Committee shall establish the vesting schedule applicable to Stock Options, which vesting schedule shall specify the period of time, the increments in which a Participant shall vest in the Stock Options and/or any applicable Performance Goal requirements, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant). The Committee may, in its sole discretion, accelerate the time at which a Participant vests in his Stock Options.

      (b)       Option Period. For each Stock Option granted, the Committee shall specify the period during which the Stock Option may be exercised.

      (c)       Registration Restrictions. A Stock Option shall not be exercisable, no transfer of shares of Class B Common Stock shall be made to any Participant, and any attempt to exercise a Stock Option or to transfer any such shares shall be void and of no effect, unless and until (i) a registration statement under the Securities Act of 1933, as amended, has been duly filed and declared effective pertaining to the shares of Class B Common Stock subject to such Stock Option, and the shares of Class B Common Stock subject to such Stock Option have been duly qualified under applicable federal or state securities or blue sky laws or (ii) the Committee, in its sole discretion, determines, or the Participant, upon the request of the Committee, provides an opinion of counsel satisfactory to the Committee, that such registration or qualification is not required as a result of the availability of an exemption from registration or qualification under such laws. Without limiting the foregoing, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of the shares of Class B Common Stock subject to such Stock Option is required under any federal or state law or on any securities exchange or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, delivery or purchase of such shares pursuant to the exercise of a Stock Option, such Stock Option shall not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

      (d)       Exercise in the Event of Termination of Employment, Retirement, Death or Permanent Disability.

(i)        Termination other than for Cause, or due to Retirement, Death or Permanent Disability. Except as otherwise provided in this Section 2.3 or as otherwise determined by the Committee, in the event that (A) the Participant ceases to be an employee of the Company or any of its Subsidiaries by reason of the voluntary termination by the Participant or the termination by the Company or any of its Subsidiaries other than for Cause, his Outstanding Stock Options may be exercised to the extent then exercisable until the earlier of six months after the date of such termination or the Expiration Date, (B) the Participant ceases to be an employee of the Company or any of its Subsidiaries by reason of the Participant’s Retirement, the Participant may exercise his outstanding Stock Options to the extent exercisable on the date of Retirement until the earlier of the third anniversary of such date or the Expiration Date; (C) the Permanent Disability of the Participant occurs, his Outstanding Stock Options may be exercised to the extent exercisable upon the date of the onset of such Permanent Disability until the earlier of the third anniversary of such date or the Expiration Date; and (D) a Participant dies during a period during which his Stock Options could have been exercised by him, his Outstanding Stock Options may be exercised to the extent exercisable at the date of death by the person who acquired the right to exercise such Stock Options by will or the laws of descent and distribution, permitted transfer or beneficiary designation until the earlier of the second anniversary of the date of death or the Expiration Date. Except as otherwise provided in this Section 2.3 or as otherwise determined by the Committee, upon the occurrence of an event described in clauses (A), (B), (C) or (D) of this Section 2.3(d)(i), all rights with respect to Stock Options that are not vested as of such event will be relinquished.

(ii)        Termination for Cause. If a Participant’s employment with the Company or any of its Subsidiaries ends due to a termination of employment for Cause then, unless the Committee in its discretion determines otherwise, all Outstanding Stock Options, whether or not then vested, shall terminate effective as of the date of such termination.

(iii)        Maximum Exercise Period. Anything in this Section 2.3(d) to the contrary notwithstanding and unless the Committee determines otherwise, no Stock Option shall be exercisable after the earlier to occur of (A) the expiration of the option period set forth in the applicable Agreement or (B) the tenth anniversary of the Date of Grant thereof. If the date determined in accordance with the preceding sentence is not a business day, the Stock Options may be exercised up to and including the last business day before such date.

Section 2.4        Payment of Purchase Price Upon Exercise.

      Every share purchased through the exercise of a Stock Option shall be paid for in full on or before the settlement date for the shares of Class B Common Stock issued pursuant to the exercise of the Stock Options in cash or, in the discretion of the Committee, in shares of Class B Common Stock or other securities of the Company designated by the Committee, in a combination of cash, shares or such other securities or in any other form of valid consideration that is acceptable to the Committee in its sole discretion. If the Agreement so provides, such exercise price may also be paid in whole or in part using a net share settlement procedure or through the withholding of shares subject to the Stock Option with a value equal to the exercise price. In accordance with the rules and procedures established by the Company for this purpose, a Stock Option may also be exercised through a “cashless exercise” procedure approved by the Company from time to time, involving a broker or dealer, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Stock Option in order to generate sufficient cash to pay the exercise price of the Option.

Section 2.5        Repricing of Stock Options.

      The Committee may not “reprice” any Stock Option. “Reprice” means any of the following or any other action that has the same effect: (i) amending a Stock Option to reduce its exercise price, (ii) canceling a Stock Option at a time when its exercise price exceeds the Fair Market Value of a share of Class B Common Stock in exchange for a Stock Option, Restricted Share or other equity award unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction, or (iii) taking any other action that is treated as a repricing under GAAP, provided that nothing in this Section 2.5 shall prevent the Committee from making adjustments pursuant to Article IX.

Section 2.6        Stock Appreciation Rights.

      (a)       Generally. The Committee may grant Stock Appreciation Rights alone or in tandem with other Awards.

      (b)       Stock Appreciation Rights Granted In Tandem with Stock Options. Any Stock Appreciation Right granted in tandem with a Stock Option shall be granted at the time of the grant of the Stock Option. The Stock Appreciation Right shall be subject to the same terms and conditions as the related Stock Option and shall be exercisable only at such times and to such extent as the related Stock Option is exercisable. A Stock Appreciation Right shall entitle the holder to surrender to the Company the related Stock Option (in whole or in part) unexercised and receive from the Company in exchange therefor an amount equal to the excess of the Fair Market Value of the shares of Class B Common Stock subject to the surrendered portion of such Stock Option, determined as of the day preceding the surrender of such Stock Option, over the aggregate exercise price of the portion of the Stock Option so surrendered. Such amount shall be paid in cash, or in the discretion of the Committee, in shares of Class B Common Stock or other securities of the Company designated by the Committee or in a combination of cash, shares of Class B Common Stock or such other securities.

      (c)       Stock Appreciation Rights Granted Alone or In Tandem with Awards Other Than Stock Options. Subject to the next sentence, Stock Appreciation Rights granted alone or in tandem with Awards other than Stock Options shall be subject to such terms and conditions as the Committee shall establish at or after the time of grant and set forth in the applicable Agreement. The Committee shall establish the per share exercise price of a Stock Appreciation Right granted alone on the Date of Grant in such amount as the Committee shall determine; provided that such exercise price shall not be less than 100% of the Fair Market Value of a share of Class B Common Stock on the Date of Grant. In addition, notwithstanding the foregoing, the per share exercise price of a Stock Appreciation Right that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Class B Common Stock on the Date of Grant; provided that the excess of the aggregate intrinsic value of the Substitute Award, determined immediately after the transaction giving rise to the substitution or assumption of the predecessor award, does not exceed the aggregate intrinsic value of such predecessor award, determined immediately before such transaction, and such substitution complies with applicable laws and regulations, including the listing requirements of the New York Stock Exchange or other principal stock exchange on which the Class B Common Stock is then listed and Section 409A or Section 424 of the Code, as applicable. The exercise price of any Stock Appreciation Right will be subject to adjustment in accordance with the provisions of Article VIII of the Plan. Any adjustments made pursuant to this Section 2.6(c) shall be made in a manner consistent with the requirements of Section 409A.

ARTICLE III

PROVISIONS APPLICABLE TO RESTRICTED SHARES

Section 3.1        Grants of Restricted Shares.

      The Committee may from time to time grant to eligible employees Restricted Shares on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine. Each Agreement covering a grant of Restricted Shares shall specify the number of Restricted Shares granted, the Date of Grant, the price, if any, to be paid by the Participant for such Restricted Shares, the vesting schedule (as provided for in Section

3.2 hereof) and any Performance Goals for such Restricted Shares and any other terms that the Committee deems appropriate.

Section 3.2        Vesting.

      The Committee shall establish the vesting schedule applicable to Restricted Shares granted hereunder, which vesting schedule shall specify the period of time, the increments in which a Participant shall vest in the Restricted Shares and/or any applicable Performance Goal requirements, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement, provided that, unless otherwise determined by the Committee, Restricted Shares that vest contingent solely on the requirement of continued employment shall not fully vest in less than three years from the Date of Grant.

Section 3.3        Rights and Restrictions Governing Restricted Shares.

      The Participant shall have all rights of a holder as to such shares of Class B Common Stock (including, to the extent applicable, the right to receive dividends (as described in Section 3.8) and to vote), subject to the following restrictions: (a) the Participant shall not be entitled to be registered on the books and records of the Company as a stockholder until such shares have vested; (b) none of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until such shares have vested; and (c) except as otherwise provided in Section 3.6 below, all unvested Restricted Shares shall be immediately forfeited upon a Participant’s termination of employment with the Company or any Subsidiary for any reason or the Participant’s death, Retirement or Permanent Disability.

Section 3.4        Adjustment with Respect to Restricted Shares.

      Any other provision of the Plan to the contrary notwithstanding, the Committee may, in its discretion, at any time accelerate the date or dates on which Restricted Shares vest. The Committee may, in its sole discretion, remove any and all restrictions on such Restricted Shares whenever it may determine that, by reason of changes in applicable law, the rules of any stock exchange on which the Class B Common Stock is listed or other changes in circumstances arising after the Date of Grant, such action is appropriate.

Section 3.5        Delivery of Restricted Shares.

      On the date on which Restricted Shares vest, all restrictions contained in the Agreement covering such Restricted Shares and in the Plan shall lapse as to such Restricted Shares. Restricted Share Awards issued hereunder may be evidenced in such manner as the Committee in its discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates. If stock certificates are issued, such certificates shall be delivered to the Participant or such certificates shall be credited to a brokerage account if the Participant so directs; provided, however, that such certificates shall bear such legends as the Committee, in its sole discretion, may determine to be necessary or advisable in order to comply with applicable federal or state securities laws.

Section 3.6        Termination of Employment, Retirement.

      Unless otherwise provided in a Participant’s employment agreement with the Company or a Subsidiary, in the event that the Participant’s employment with the Company or any of its Subsidiaries terminates prior to the date or dates on which Restricted Shares vest, the Participant shall forfeit all unvested Restricted Shares as of the date of such event, unless the Committee determines otherwise and provides that some or all of such Participant’s unvested Restricted Shares shall vest as of the date of such event or some other date or dates.

Section 3.7        Grants of Unrestricted Shares.

      Subject to the limit set forth in the proviso in Section 1.5(b) (as such limit may be adjusted under Article IX hereof), the Committee may, in its sole discretion, make awards of unrestricted Class B Common Stock to eligible employees in recognition of outstanding achievements and performance.

Section 3.8        Delivery of Dividend Payments.

      Subject to the provisions of this Plan and any Agreement, the recipient of an Award of Restricted Shares may, if so determined by the Committee, be entitled to receive dividends with respect to the number of shares of Class B Common Stock covered by the Award, as determined by the Committee, in its sole discretion. The Committee shall determine the payment schedule for such amounts (if any) and may provide that such amounts (if any) shall accrue and be paid at the time that the related Award vests and is payable. The terms of any deferral or accrual of such amounts (if any) shall comply with all applicable laws, rules and regulations, including, without limitation, Section 409A.

ARTICLE IV

PROVISIONS APPLICABLE TO RESTRICTED SHARE UNITS

Section 4.1        Grants of Restricted Share Units.

      The Committee may from time to time grant Restricted Share Units on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan as the Committee, in its discretion, may from time to time determine. Each Restricted Share Unit awarded to a Participant shall correspond to one share of Class B Common Stock. Each Agreement covering a grant of Restricted Share Units shall specify the number of Restricted Share Units granted, the vesting schedule (as provided for in Section 4.2 hereof) for such Restricted Share Units and any Performance Goals and any other terms that the Committee deems appropriate.

Section 4.2        Vesting.

      The Committee shall establish the vesting schedule applicable to Restricted Share Units granted hereunder, which vesting schedule shall specify the period of time, the increments in which a Participant shall vest in the Restricted Share Units and/or any applicable Performance Goal requirements, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement, provided that, unless otherwise determined by the Committee, Restricted Share Units that vest contingent solely on the requirement of continued employment shall not fully vest in less than three years from the Date of Grant.

Section 4.3        Adjustment with Respect to Restricted Share Units.

      Any other provision of the Plan to the contrary notwithstanding, the Committee may, in its discretion, at any time accelerate the date or dates on which Restricted Share Units vest.

Section 4.4        Settlement of Restricted Share Units.

      Unless otherwise determined by the Committee, on the date on which Restricted Share Units vest, all restrictions contained in the Agreement covering such Restricted Share Units and in the Plan shall lapse as to such Restricted Share Units and the Restricted Share Units will be payable, at the discretion of the Committee, in cash equal to the Fair Market Value of the shares subject to such Restricted Share Units, in shares of Class B Common Stock or in other securities of the Company designated by the Committee or in a combination of cash, shares of Class B Common Stock or such other securities. Restricted Share Units paid in Class B Common Stock may be evidenced in such manner as the Committee in its discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates. If stock certificates are issued, such certificates shall be delivered to the Participant or such certificates shall be credited to a brokerage account if the Participant so directs; provided, however, that such certificates shall bear such legends as the Company may determine to be necessary or advisable in order to comply with applicable federal or state securities laws. Unless the Committee determines otherwise, in no event shall payment pursuant to this Section 4.4 occur later than March 15th of the year following the year in which the Restricted Share Units are no longer subject to a substantial risk of forfeiture for purposes of Section 409A.

Section 4.5        Termination of Employment.

      Unless otherwise provided in a Participant’s employment agreement with the Company or a Subsidiary, in the event that the Participant’s employment with the Company or any of its Subsidiaries terminates prior to the date or dates on which Restricted Share Units vest, the Participant shall forfeit all unvested Restricted Share Units as of the date of such event, unless the Committee determines otherwise and provides that some or all of such Participant’s unvested Restricted Share Units shall vest as of the date of such event or some other date or dates. In the case of the Participant’s death, payment in respect of the Participant’s Restricted Share Units shall be made in the manner provided in Section 4.4 to the person or persons who acquired the right to receive such payment by will or the laws of descent and distribution or by permitted transfer or beneficiary designation.

ARTICLE V

PROVISIONS APPLICABLE TO PHANTOM SHARES

Section 5.1        Grants of Phantom Shares.

      The Committee may from time to time grant to eligible employees Phantom Shares, the value of which is determined by reference to a share of Class B Common Stock, on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan as the Committee, in its discretion, may from time to time determine. Each Agreement covering a grant of Phantom Shares shall specify the number of Phantom Shares granted, the Initial Value of such Phantom Shares, the Valuation Dates, the number of Phantom Shares whose Appreciation Value shall be determined on each such Valuation Date, any applicable vesting schedule (as provided for in Section 5.3 hereof) and Performance Goals for such Phantom Shares, and any applicable limitation on payment (as provided for in Section 5.4 hereof) for such Phantom Shares and any other terms that the Committee deems appropriate.

Section 5.2        Appreciation Value.

      (a)       Valuation Dates; Measurement of Appreciation Value. The Committee shall provide in the Agreement for one or more Valuation Dates on which the Appreciation Value of the Phantom Shares granted pursuant to the Agreement shall be measured and fixed, and shall designate in the Agreement the number of such Phantom Shares whose Appreciation Value is to be calculated on each such Valuation Date. Unless otherwise determined by the Committee, each Valuation Date shall be December 15 and no Valuation Date shall occur later than the year in which the eighth (8th) anniversary of the Date of Grant occurs.

      (b)       Payment of Appreciation Value. Except as otherwise provided in Section 5.5 hereof, and subject to the limitation contained in Section 5.4 hereof, the Appreciation Value of a Phantom Share shall be paid to a Participant in cash, or in the discretion of the Committee, in shares of Class B Common Stock or other securities of the Company designated by the Committee or in a combination of cash, shares of Class B Common Stock or such other securities, as soon as practicable following the Valuation Date applicable to such Phantom Share. In no event shall a payment occur pursuant to the previous sentence later than the 60th day following the Valuation Date applicable to such Phantom Share.

Section 5.3        Vesting.

      The Committee may establish a vesting schedule applicable to Phantom Shares granted hereunder, which vesting schedule shall specify the period of time, the increments in which a Participant shall vest in the Phantom Shares and/or any applicable Performance Goal requirements, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement.

Section 5.4        Limitation on Payment.

      The Committee may, in its discretion, establish and set forth in the Agreement a maximum dollar amount payable under the Plan for each Phantom Share granted pursuant to such Agreement.

Section 5.5        Termination of Employment, Retirement, Death or Permanent Disability.

      (a)       Termination Other Than for Cause, or due to Retirement, Death or Permanent Disability. Except as otherwise provided in this Section 5.5, if, before the occurrence of one or more Valuation Dates applicable to the Participant’s Outstanding Phantom Shares, (i) the Participant’s employment with the Company or any of its Subsidiaries ends by reason of the voluntary termination by the Participant, the termination by the Company or any of its Subsidiaries other than for Cause or the Participant’s Retirement or (ii) the Participant’s death or Permanent Disability occurs, then, unless the Committee, in its discretion, determines otherwise, the Appreciation Value of each Outstanding Phantom Share as to which the Participant’s rights are vested as of the date of such event shall be the lesser of (x) the Appreciation Value of such Phantom Share calculated as of the date of such event or (y) the Appreciation Value of such Phantom Share calculated as of the originally scheduled Valuation Date applicable thereto. Unless the Committee, in its discretion, determines otherwise and so specifies in the applicable Award Agreement or otherwise in compliance with Section 409A, the Appreciation Value so determined for each such vested Outstanding Phantom Share shall then be payable to the Participant following the originally scheduled Valuation Date applicable thereto in accordance with Section 5.2(b) hereof. Upon the occurrence of an event described in this Section 5.5(a), unless the Committee determines otherwise, all rights with respect to Phantom Shares that are not vested as of such date will be relinquished.

      (b)       Termination for Cause. If a Participant’s employment with the Company or any of its Subsidiaries ends due to a termination of employment for Cause, then, unless the Committee, in its discretion, determines otherwise, all Outstanding Phantom Shares, whether or not vested, and any and all rights to the payment of Appreciation Value with respect to such Outstanding Phantom Shares shall be forfeited effective as of the date of such termination.

ARTICLE VI

PERFORMANCE AWARDS

Section 6.1        Grants of Performance Awards.

      The Committee may from time to time grant to eligible employees Performance Awards consisting of Performance Shares or Performance Share Units on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine. Performance Awards may be granted either alone or in addition to other Awards made under the Plan.

Section 6.2        Performance Goals.

      Unless otherwise determined by the Committee, the grant, vesting and/or exercisability of Performance Awards shall be conditioned, in whole or in part, on the attainment of performance targets, in whole or in part, related to one or more performance goals over a Performance Period. For any such Performance Awards that are intended to qualify for the Section 162(m) Exception, the performance targets on which the grant, vesting and/or exercisability are conditioned shall be selected by the Committee from among the following goals (the “Section 162(m) Performance Goals”): OIBDA, OIBDA Without Intercompany Eliminations, Operating Income, Free Cash Flow, Net Earnings, Net Earnings from Continuing Operations, Earnings Per Share, Revenue, Net Revenue, Operating Revenue, total shareholder return, share price, return on equity, return in excess of cost of capital, profit in excess of cost of capital, return on assets, return on invested capital, net operating profit after tax, operating margin, profit margin or any combination thereof. In addition, for any Awards not intended to qualify for the Section 162(m) Exception, the Committee may establish performance targets based on other performance goals as it deems appropriate (together with the Section 162(m) Performance Goals, the “Performance Goals”). The Performance Goals may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market index.

Section 6.3        Performance Goals on Awards other than Performance Awards.

      The Committee, in its sole discretion, may also require that the grant, vesting and/or exercisability of Awards other than Performance Awards be conditioned, in whole or in part, on the attainment of performance targets, in whole or in part, related to Performance Goals over a Performance Period, as described in Section 6.2.

Section 6.4        Discretion to Reduce Awards.

      The Committee retains the right to reduce any Award below the maximum amount that could be paid based on the degree to which the Performance Goals related to such Award were attained. The Committee may not increase any Award intended to qualify for the Section 162(m) Exception in any manner that would adversely affect the treatment of the Award under the Section 162(m) Exception.

Section 6.5        Adjustment of Calculation of Performance Goals.

      In the event that, during any Performance Period, any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets or other similar corporate transaction or event, or any other extraordinary event or circumstance occurs which has the effect, as determined by the Committee of distorting the applicable performance criteria involving the Company, including, without limitation, changes in accounting standards, the Committee shall adjust or modify the calculation of the Performance Goals, to the extent necessary to prevent reduction or enlargement of the Participants’ Awards under the Plan for such Performance Period attributable to such transaction, circumstance or event. All determinations that the Committee makes pursuant to this Section 6.5 shall be conclusive and binding on all persons for all purposes.

ARTICLE VII

SUBSTITUTE AWARDS

      Notwithstanding any terms or conditions of the Plan to the contrary, the Committee may provide for Substitute Awards under the Plan upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity all or a portion of the assets or equity of which is acquired by the Company, with which the Company merges or otherwise combines or from which the Company is spun-off or otherwise separated. Without limiting the generality of the preceding sentence, Substitute Awards include Awards granted in connection with the Separation in substitution for stock options, restricted share units and other awards of the former Viacom Inc. (renamed CBS Corporation) granted prior to the Separation Date. Notwithstanding any terms or conditions of the Plan to the contrary, Substitute Awards may have substantially the same terms and conditions, including without limitation provisions relating to vesting, exercise periods, expiration, payment, forfeiture, and the consequences of termination of employment and changes in control, as the awards that they replace.

ARTICLE VIII

DIVIDEND EQUIVALENTS AND OTHER AWARDS

Section 8.1        Dividend Equivalents.

      Subject to the provisions of this Plan and any Agreement, the recipient of an Award (including, without limitation, any Award deferred pursuant to Section 10.9) may, if so determined by the Committee, be entitled to receive interest or dividends or Dividend Equivalents, with respect to the number of shares of Class B Common Stock covered by the Award, as determined by the Committee, in its sole discretion. The Committee shall determine the payment schedule for such amounts (if any) and may provide that such amounts (if any) shall accrue and be paid at the time that the related Award vests and is payable. The terms of any deferral or accrual of such amounts (if any) shall comply with all applicable laws, rules and regulations, including, without limitation, Section 409A.

Section 8.2        Other Awards.

      The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company. Other Awards may also include cash payments under the Plan which may be based on one or more criteria determined by the Committee that are unrelated to the value of Class B Common Stock and that may be granted in tandem with, or independent of, Awards granted under the Plan.

ARTICLE IX

EFFECT OF CERTAIN CORPORATE CHANGES

      In the event of a merger, consolidation, stock-split, reverse stock-split, dividend, distribution, combination, reclassification, reorganization, split-up, spin-off or recapitalization that changes the character or amount of the Class B Common Stock or any other changes in the corporate structure, equity securities or capital structure of the Company, the Committee shall make such adjustments, if any, to (i) the number and kind of securities subject to any outstanding Award, (ii) the exercise price or purchase price, if any, of any outstanding Award or the Initial Value of any Outstanding Phantom Shares, and (iii) the maximum number and kind of securities referred to in Section 1.5(a) and (b) and Section 1.6(a) and Section 1.6(b) of the Plan, in each case, as it deems appropriate. The Committee may, in its sole discretion, also make such other adjustments as it deems appropriate in order to preserve the benefits or potential benefits intended to be made available hereunder. All determinations that the Committee makes pursuant to this Article IX shall be conclusive and binding on all persons for all purposes. Any adjustments made pursuant to this Article IX shall be made in a manner consistent with the requirements of Section 409A.

ARTICLE X

MISCELLANEOUS

Section 10.1      No Rights to Awards or Continued Employment.

      Nothing in the Plan or in any Agreement, nor the grant of any Award under the Plan, shall confer upon any individual any right to be employed by or to continue in the employment of the Company or any Subsidiary thereof, nor to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement, including the right to receive any future Awards under the Plan or any other plan of the Company or any Subsidiary thereof or interfere with or limit the right of the Company or any Subsidiary thereof to modify the terms of or terminate such individual’s employment at any time for any reason. All grants of Awards and deliveries of shares of Class B Common Stock, cash or other property under the Plan shall constitute a special discretionary incentive payment to the Participant and shall not be required to be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company, or payments based on the Fair Labor Standards Act of 1938, or under any agreement with the Participant, unless the Company specifically provides otherwise.

Section 10.2      Restriction on Transfer.

      The rights of a Participant with respect to any Award shall not be transferable, except by will, the laws of descent and distribution or beneficiary designation; provided that the Committee may permit other transferability, subject to any conditions and limitations that it may, in its sole discretion, impose. During a Participant’s lifetime, the Participant’s rights with respect to any Award may be exercised only by the Participant or by any transferee to whom the Award has been transferred in accordance with the preceding sentence.

Section 10.3      Taxes.

      The Company or a Subsidiary thereof, as appropriate, shall have the right to deduct from all payments made under the Plan to a Participant, a Participant’s estate or a Participant’s permitted transferee or beneficiary any federal, state, local or other taxes required by law to be withheld with respect to such payments. The Committee, in its discretion, may require, as a condition to the exercise or settlement of any Award or delivery of any certificate(s) for shares of Class B Common Stock, that an additional amount be paid in cash equal to the amount of any federal, state, local or other taxes required to be withheld as a result of such exercise or settlement. In addition, the Committee may establish procedures to allow Participants to satisfy such withholding obligations through a net share settlement procedure or the withholding of shares subject to the applicable Award, or through a “cashless exercise” procedure as described in Section 2.4. Any Participant who makes an election under Section 83(b) of the Code to have his Award taxed in accordance with such election must give notice to the Company of such election immediately upon making a valid election in accordance with the rules and regulations of the Code. Any such election must be made in accordance with the rules and regulations of the Code.

Section 10.4       Stockholder Rights.

      No Award under the Plan shall entitle a Participant or a Participant’s estate or permitted transferee or beneficiary to any rights of a holder of shares of Class B Common Stock of the Company, except as provided in Article III with respect to Restricted Shares, until the Participant, the Participant’s estate or the permitted transferee or beneficiary is registered on the books and records of the Company as a stockholder with respect to the exercise or settlement of such Award, and no adjustments shall be made for dividends or distributions on, or other events relating to, shares of Class B Common Stock subject to an Award for which the record date is prior to the date such registration.

Section 10.5      No Restriction on Right of Company to Effect Corporate Changes.

      The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stock whose rights are superior to or affect the Class B Common Stock or the rights thereof or which are convertible into or exchangeable for Class B Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Section 10.6       Source of Payments.

      The general funds of the Company shall be the sole source of cash settlements of Awards under the Plan and payments of Appreciation Value and the Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other person. To the extent a person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

Section 10.7      Exercise Periods Following Termination of Employment.

      For the purposes of determining the dates on which Awards may be exercised following a termination of employment or following the Retirement, death or Permanent Disability of a Participant, the day following the date of such event shall be the first day of the exercise period and the Award may be exercised up to and including the last business day falling within the exercise period. Thus, if the last day of the exercise period is not a business day, then the last date an Award may be exercised is the last business day preceding the end of the exercise period.

Section 10.8      Repayments.

      The Committee may include in any Agreement a provision requiring the Participant to return gains (as defined by the Committee) realized on Awards made under the Plan in the event the Committee determines that a material breach of specified obligations under one or more written agreements between a Participant and the Company has occurred during the one year period after termination of the Participant’s employment with the

Company or a Subsidiary. In addition, the Committee may require a Participant to return gains (as defined by the Committee) on any Performance Award if the Performance Goals used to determine the grant, vesting and/or exercisability of such Performance Award are subsequently restated or otherwise adjusted in a manner that would reduce the size of the Performance Award or any payment thereunder.

Section 10.9      Deferral of Awards.

      The Committee may establish procedures pursuant to which the payment of any Award may be deferred. Any such deferral shall be made in a manner that conforms to the requirements of Section 409A applicable to initial and subsequent deferrals, and the Committee shall set forth in writing (which may be in electronic form), on or before the date the applicable deferral election is required to be irrevocable in order to meet the requirements of Section 409A, the conditions under which such election may be made.

Section 10.10    Employment of Participant by Subsidiary.

      Unless the Committee determines otherwise, the employment of a Participant who works for a Subsidiary shall terminate, for Plan purposes, on the date on which the Participant’s employing company ceases to be a Subsidiary.

Section 10.11    Section 409A.

      If any provision of the Plan or an Agreement contravenes any regulations or Treasury guidance promulgated under Section 409A or could cause a Participant to be required to recognize income for United States federal income tax purposes prior to the time of payment, settlement or exercise of an Award or to be subject to any tax or interest under Section 409A, such provision of the Plan or any Agreement may be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without the imposition of any tax or interest under Section 409A. Moreover, any discretionary authority that the Board or the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A to the extent such discretionary authority will contravene Section 409A.

ARTICLE XI

AMENDMENT AND TERMINATION

      The Plan may be terminated and may be altered, amended, suspended or terminated at any time, in whole or in part, by the Board; provided, however, that no alteration or amendment will be effective without stockholder approval if such approval is required by law or under the rules of the New York Stock Exchange or other principal stock exchange on which the Class B Common Stock is listed. No termination or amendment of the Plan may, without the consent of the Participant to whom an Award has been made, materially adversely affect the rights of such Participant in such Award. Notwithstanding any provision herein to the contrary, the Committee shall have broad authority to amend the Plan or any outstanding Award under the Plan without approval of the Participant to the extent necessary or desirable (i) to comply with, or take into account changes in, applicable tax laws, securities laws, accounting rules and other applicable laws, rules and regulations or (ii) to ensure that a Participant is not required to recognize income for United States federal income tax purposes prior to the time of payment, settlement or exercise of an Award or subject to interest and additional tax under Section 409A with respect to any Award. Unless previously terminated pursuant to this Article XI, the Plan shall terminate on the fifth anniversary of the Effective Date, and no further Awards may be granted hereunder after such date.

ARTICLE XII

INTERPRETATION

Section 12.1      Governmental Regulations.

      The Plan, and all Awards hereunder, shall be subject to all applicable rules and regulations of governmental or other authorities.

Section 12.2      Headings.

      The headings of articles and sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

Section 12.3      Governing Law.

      The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

ARTICLE XIII

EFFECTIVE DATE AND STOCKHOLDER APPROVAL

      The Plan became effective as of January 1, 2006 and amended and restated on April 12, 2007. The Plan obtained the approval of the Company’s stockholders at the 2007 annual meeting of stockholders. The Committee approved additional amendments to the Plan on December 2, 2008.